As filed with the U.S. Securities and Exchange Commission on March 21, 2017

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
______________________

VILLAGE SUPER MARKET, INC.
(Exact Name of Registrant as Specified in its Charter)

New Jersey	22-1576170
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

733 Mountain Avenue
Springfield, New Jersey 07081
(Address of Principal Executive Offices)
______________________
Village Super Market, Inc.
2016 Stock Plan
(Full Title of the Plan)
______________________
John L. Van Orden
Chief Financial Officer
Village Super Market, Inc.
733 Mountain Avenue
Springfield, New Jersey 07081
(Name and Address of Agent for Service)

(973) 467-2200
(Telephone Number, including Area Code, of Agent for Service)
______________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Class A Common Stock, no par value	1,200,000	$26.875	$32,250,000	$3,737.78

(1)
This registration statement is being filed for purposes of registering 1,200,000 shares of Class A Common Stock of Village Super Market, Inc., issuable pursuant to our 2016 Stock Plan, as the same may be amended or restated (the “Plan”).  Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement (the “Registration Statement”) also covers an indeterminate number of shares that may be offered or issued as a result of stock splits, stock dividends, or similar transactions.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(h) and (c) under the Securities Act.  The maximum offering price per share is based on the average of the high and low prices of the Class A Common Stock as reported on The NASDAQ Global Market on March 14, 2017.

This Registration Statement shall become effective upon filing in accordance with Rule 462(a) under the Securities Act.

INTRODUCTION

Pursuant to General Instruction E of Form S-8, the registrant, Village Super Market, Inc. (the “Registrant”), is filing this Registration Statement with respect to the issuance of 1,200,000 shares of its common stock, no par value per share (the “Common Stock”), under the Plan.

PART I.

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information

The documents containing the information specified in Part I of Form S-8 have been or will be sent or given to participants in the Plan as specified by Rule 428(b)(1) of the Securities Act.  Such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or as prospectus supplements pursuant to Rule 424 of the Securities Act, but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.   Registrant Information and Employee Plan Annual Information

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in the Section 10(a) prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(b) or additional information about the Plan are available without charge by contacting:   Corporate Secretary, Village Super Market, Inc., 733 Mountain Avenue Springfield, NJ  07081 or by calling (973) 467-2200.

PART II.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

The following documents which have been filed (other than filings or portions of filings that are furnished under applicable SEC rules rather than filed) by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference herein and shall be deemed to be a part hereof:

(a)	The Company's Definitive Proxy Statement relating to a meeting of shareholders held on December 16, 2016, filed on October 31, 2016.

(b)	The Registrant’s Annual Report on Form 10-K for the year ended July 30, 2016;

(c)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended October 29, 2016;

(d)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended January 28, 2017;

(e)	All Current Reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since July 30, 2016; and

(f)
The "Description of the Company's Capital Stock" contained on Page 28 of the Company's Registration Statement on Form S-2 filed on June 11, 1987, including any amendments thereto or reports filed for the purpose of updating such description.

In addition, all documents subsequently filed (other than filings or portions of filings that are furnished under applicable SEC rules rather than filed) by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”).

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Under no circumstances will any information filed under current Items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 4.  Description of Securities

Not applicable.

Item 5.  Interests of Named Experts and Counsel

Not applicable.

 Item 6.  Indemnification of Directors and Officers

The Company’s Certificate of Incorporation and By-Laws include provisions (i) to reduce the personal liability of the Company’s directors for monetary damage resulting from breaches of their fiduciary duty and (ii)  to permit the Company to indemnify its directors and officers to the fullest extent permitted by New Jersey law, including in circumstances in which indemnification is otherwise discretionary under New Jersey law.  The Company has obtained directors’ and officers’ liability insurance that insures such persons against the costs of defense, settlement, or payment of a judgment under certain circumstances.

Item 7.  Exemption from Registration Claimed

Not applicable.

Item 8.  Exhibits

Exhibit Numbers	Description

4.1	Village Super Market, Inc. 2016 Stock Plan (incorporated by reference to Exhibit 1 to Registrant’s Proxy Statement with respect to a meeting held on December 16, 2016, filed on October 31, 2016).

4.2	Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Registrant's Annual Report on Form 10-K for the year ending July 31, 1993).

4.3	Amendment to Certificate of Incorporation (incorporated by reference to Proposal 3 to Registrant’s Proxy Statement with respect to a meeting held on December 18, 2009, filed on November 6, 2009).

4.4	By-Laws, as amended (incorporated by reference to Exhibit 3.2 to Registrant’s Annual Report on Form 10-K for the year ending July 31, 2004).

5.1	Legal Opinion of Charles V. Quinn Law Offices, L.L.C.*

23.1	Consent of Charles V. Quinn Law Offices, L.L.C. (included in its opinion filed as Exhibit 5.1 in this Registration Statement).*

23.2	Consent of KPMG LLP*

24.1	Powers of Attorney (included on the signature pages to this Registration Statement).*
_________________
*  Filed herewith

Item 9.  Undertakings

(a)     The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant, pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Springfield, State of New Jersey, on March 21, 2017.

VILLAGE SUPER MARKET, INC.

By:	/s/ John L. Van Orden
Name: John L. Van Orden
Chief Financial Officer

Each person whose signature appears below constitutes and appoints and hereby authorizes John L. Van Orden such person’s true and lawful attorney-in-fact, with full power of substitution or resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign on such person’s behalf, individually and in each capacity stated below, any and all amendments, including post-effective amendments to this Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission granting unto said attorney-in-fact, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this report has been signed below by the following persons on behalf of the Registrant in the capacities indicated, on March 21, 2017.

/s/ James Sumas	/s/ Stephen Rooney
James Sumas, Director	Stephen Rooney, Director
March 21, 2017	March 21, 2017

/s/ Robert Sumas	/s/ William Sumas
Robert Sumas, Director	William Sumas, Director
March 21, 2017	March 21, 2017

/s/ John P. Sumas	/s/ Peter Lavoy
John P. Sumas, Director	Peter Lavoy, Director
March 21, 2017	March 21, 2017

/s/ David C. Judge	/s/ Steven Crystal
David C. Judge, Director	Steven Crystal, Director
March 21, 2017	March 21, 2017

/s/ John J. Sumas	/s/ Nicholas J. Sumas
John J. Sumas, Director	Nicholas J. Sumas, Director
March 21, 2017	March 21, 2017

/s/ Kevin Begley	/s/ John L. Van Orden
Kevin Begley, Director	John L. Van Orden, Chief Financial Officer
March 21, 2017	March 21, 2017

/s/ Luigi Perri
Luigi Perri, Controller (Principal Accounting Officer)
March 21, 2017

EXHIBIT INDEX

Exhibit Numbers	Description

4.1	Village Super Market, Inc. 2016 Stock Plan (incorporated by reference to Exhibit 1 to Registrant’s Proxy Statement with respect to a meeting held on December 16, 2016, filed on October 31, 2016).

4.2	Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Registrant's Annual Report on Form 10-K for the year ending July 31, 1993).

4.3	Amendment to Certificate of Incorporation (incorporated by reference to Proposal 3 to Registrant’s Proxy Statement with respect to a meeting held on December 18, 2009, filed on November 6, 2009).

4.4	By-Laws, as amended (incorporated by reference to Exhibit 3.2 to Registrant’s Annual Report on Form 10-K for the year ending July 31, 2004).

5.1	Legal Opinion of Charles V. Quinn Law Offices, L.L.C.*

23.1	Consent of Charles V. Quinn Law Offices, L.L.C. (included in its opinion filed as Exhibit 5.1 in this Registration Statement).*

23.2	Consent of KPMG LLP*

24.1	Powers of Attorney (included on the signature pages to this Registration Statement).*
_________________
*  Filed herewith